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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K




                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934



         Date of Report (Date of Earliest Event Reported): May 10, 2000


                               THE WMF GROUP, LTD.
             (Exact name of registrant as specified in its charter)



            Delaware                    000-22567                 54-1647759
  (State or other jurisdiction    (Commission File No.)        I.R.S. Employer
        of incorporation)                                   (Identification No.)


                        1593 Spring Hill Road, Suite 400
                             Vienna, Virginia 22182
                    (Address of principal executive offices)



                                 (703) 610-1400
              (Registrant's telephone number, including area code)


                                       N/A
         (former name or former address, if changed since last report)


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ITEM 5.  OTHER ITEMS.

         On May 10, 2000, The WMF Group, Ltd. (the "Company"), Prudential Mortgage Capital Company, LLC ("Parent") and Prudential Mortgage Capital Acquisition Corp., a wholly owned subsidiary of Parent ("Purchaser"), entered into an Agreement and Plan of Merger, dated as of May 10, 2000 (the "Merger Agreement"), by and among the Company, Parent and Purchaser. The Merger Agreement provides for Purchaser to commence a cash tender offer (the "Offer") by May 24, 2000 for all of the shares of common stock of the Company (the "Common Stock") at a price of $8.90 per Share, upon the terms and subject to the conditions contained in the Merger Agreement. The Merger Agreement further provides that, as soon as practicable after the satisfaction or waiver of the conditions set forth in the Merger Agreement (including, without limitation, the consummation of the Offer), and in accordance with the relevant provisions of the Delaware General Corporation Law, as amended, Purchaser will be merged (the "Merger") with and into the Company. In connection with the Merger Agreement, the Company's two largest stockholders and certain members of its Board of Directors have entered into a Stockholders Agreement whereby such stockholders have agreed to tender their shares in the Offer and to vote in favor of the Merger Agreement and the Merger at any meeting of the Company's stockholders called to vote on such matters. Following the consummation of the Merger, the Company will continue as the surviving corporation. In the Merger, the holders of Shares (other than Parent, Purchaser or any subsidiary of any of the foregoing) will receive the same per Share consideration as is paid to holders of Shares in the Offer. The foregoing is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.2 hereto.

         Filed herewith as Exhibit 99.1 is a copy of the joint press release issued by the Company and the Purchaser on May 10, 2000 announcing the execution of the Merger Agreement.

         The materials filed as exhibits hereto contain forward-looking statements within the meaning of the safe harbor provisions of the Securities Exchange Act of 1934 (the "Exchange Act"), including statements regarding the operations of the Company during the interim period between the execution of the Merger Agreement and the consummation of the transactions contemplated thereby. The forward-looking statements are subject to various risks and uncertainties. Although the Company believes its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not vary materially from its expectations. Those risks and uncertainties include the failure of the certain conditions set forth in the Merger Agreement, adverse industry and economic conditions and adverse changes in interest rates, the secondary mortgage market or in assets securing mortgages. Other risk factors are detailed from time to time in the reports under the Exchange Act of the Company.



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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

          (c)  Exhibits

          2.2 Agreement and Plan of Merger, dated as of May 10, 2000, by and among the Company, Prudential Mortgage Capital Company, LLC and Prudential Mortgage Capital Acquisition Corp.

          99.1 Joint Press Release of The WMF Group, Ltd. and Prudential Mortgage Capital Company, LLC, issued on May 10, 2000.














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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        THE WMF GROUP, LTD.



 Date: May 10, 2000                     By: /s/ Shekar Narasimhan
                                            ------------------------
                                            Name: Shekar Narasimhan
                                            Title: Chief Executive Officer and
                                                   Chairman of the Board